EXHIBIT 10.6
____________
                             WEST ALLIS CENTER

                               OFFICE LEASE


      This Lease is made as of this 30th day of January   , 1998, by and
between 1126 West Allis Operating Associates, Limited Partnership
(hereinafter called "LESSOR") and MERGE TECHNOLOGIES, INC. (hereinafter called "LESSEE").

                                 ARTICLE I

                          BASIC LEASE PROVISIONS

A. ADDRESS OF LEASED PREMISES: Suite S104, 1126 South 70th Street, West Allis, Wisconsin 53214.

B. TERM: 6 years, 7 months, 0 days, commencing February 1, 1998, and ending August 31, 2004.

C.    AREA: Usable Area 2025 square feet
            Allotted Common Area 243 square feet
            Total Area 2268 square feet

D. BASE MONTHLY RENT: Three Thousand, Two Hundred, Thirteen and no/100 dollars ($3,213.00).

E.    SECURITY DEPOSIT:  None dollars ($-00-).

F.    ADDRESS FOR NOTICES AND PAYMENTS:

      LESSOR: 1126 West Allis Operating Associates, Limited Partnership West Allis Center
                  1126 South 70 Street
                  West Allis, Wisconsin 53214-3151

      LESSEE:     Merge Technologies, Inc.
                  1126 South 70th Street
                  Suite S107B
                  West Allis, WI 53214

                                ARTICLE II

                              LEASED PREMISES

2.1 LESSOR hereby leases to LESSEE and LESSEE leases from LESSOR for the term, at the rental, and upon all of the conditions set forth herein that certain real property situated in the City of West Allis, Milwaukee County, Wisconsin which is located at the address specified in Item A of ARTICLE I hereto and which is more particularly shown outlined in red on the floor plan(s) attached hereto as Exhibit A. Said property is hereinafter referred to as the "LEASED PREMISES."

                                ARTICLE III

                                 BASE RENT

3.1 In consideration of the aforesaid leasing, LESSEE hereby agrees to pay to LESSOR, at the address stipulated in Item F of ARTICLE I hereto, or at such other address as LESSOR may from time to time designate by written notice to LESSEE, the monthly rent called for in Item D of ARTICLE I hereto. Said monthly rent (hereinafter called the "BASE MONTHLY RENT") shall be payable without demand and in advance, on the first day of each month during the term of this Lease. The BASE MONTHLY Rent payable throughout each year during the term of this Lease, subsequent to the first year of the lease term,


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      shall be adjusted in accordance with the terms of ARTICLE IV herein.
Rent for any partial month during the term of this Lease shall be prorated on a per diem basis.

                     <STRIKEOUT>ARTICLE IV<strikeout>

                  <STRIKEOUT>RENT ESCALATIONS<strikeout>
<STRIKEOUT>
4.1 The BASE MONTHLY RENT shall be escalated as of the first annual anniversary date of the commencement of this Lease, and on each annual anniversary date thereafter. The escalated rent shall be determined by increasing the BASE MONTHLY RENT by the percentage increase, if any, in the "Consumer Price Index." The base month for determining the increase in the Consumer Price Index shall be the month two months prior to that in which the term of this Lease commences. The comparison month shall be the month two months prior to each annual anniversary date.

4.2 As used herein, the "Consumer Price Index" shall mean the "All Items" index in the "Consumer Price Index for all Urban Consumers: U.S. City average by expenditure category and commodity or service group (1982-84 =
100)," as published by the U.S. Department of labor, Bureau of Labor
Statistics.

4.3 Should the Consumer Price Index specified herein cease to be published, the LESSOR shall, at its sole discretion, choose a reasonable substitute index.

4.4 Notwithstanding anything to the contrary contained herein, in no event shall the monthly rent payable in any lease year during the term of this Lease be less than the amount payable during the preceding lease year.<strikeout>

                                 ARTICLE V

                                 RENT TAX

5.1 LESSEE shall also pay to LESSOR monthly as additional rent without demand any rent tax, sales tax or other tax (other than LESSOR's income tax) which may be levied by any authorized governmental authority against the BASE MONTHLY RENT or any additional rent payable to LESSOR under this Lease.

                                ARTICLE VI

                               LATE CHARGES

6.1 LESSEE hereby acknowledges that the late payment of rent will cause LESSOR to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs may include processing and accounting charges, and late charges which may be imposed on delayed mortgage payments.

6.2 Accordingly, if any installment of rent or other payment due LESSOR is not received by LESSOR within ten (10) days of its due date then, without any requirement for notice to LESSEE, LESSEE shall pay to LESSOR a late charge equal to ten percent (10%) of such overdue amount. The parties hereto agree that said late charge is a fair reimbursement to LESSOR of the costs it will incur as a result of said late payment.

6.3 Acceptance of a late charge by LESSOR shall not be deemed a waiver of LESSEE's default with respect to such overdue amount, nor shall it prevent LESSOR from exercising any of the other rights and remedies granted hereunder.

                                ARTICLE VII

                 SERVICES AND OTHER ITEMS INCLUDED IN RENT

7.1 Except as may otherwise be provided hereunder, LESSOR shall provide the following services and pay for the following expenses which are included in the BASE MONTHLY RENT (as such rent may, from time to time, be escalated in accordance with the terms hereof):

      A. Real property taxes, special assessments, and building insurance costs associated with the building and underlying land areas of which the LEASED PREMISES is a part.

      B. LESSOR's liability insurance costs with respect to the property of which the LEASED PREMISES is a part.

      C. Cost incurred by LESSOR in managing, advertising, promoting, and leasing the building of which the LEASED PREMISES is a part.

      D. Legal expenses incurred by LESSOR as a result of its ownership of the LEASED PREMISES, except as otherwise provided in this Lease.

      E. Any mortgage payments or other financing costs incurred by LESSOR.

      F. The costs incurred by LESSOR in providing the following services:

            i) Daily janitorial services Monday through Friday, legal holidays excepted, in and about the LEASED PREMISES. This shall include all normal cleaning and upkeep services; normal daily removal of trash and rubbish; the periodic vacuuming of carpeting, dusting of uncluttered furniture, cleaning and waxing of uncarpeted floors, and washing of both sides of the building's exterior windows; maintenance of towels, tissue and other restroom supplies; daily cleaning of restroom floors and fixtures; and such other work as is customarily performed as janitorial services in office complexes leasing at similar per square foot annual rents in the Milwaukee, Wisconsin, metropolitan area.

                ii) Electricity for standard building lighting fixtures and for normal incidental office use. In the event that LESSEE installs machinery, computers, equipment or other devices requiring electrical energy in excess of the foregoing, LESSEE shall pay to LESSOR an amount equal to LESSOR's reasonable estimate of its increased costs occasioned thereby, or such usage will be sub-metered, and LESSEE shall pay for actual usage, whichever method is mutually agreeable.

              iii) Heat and air conditioning when necessary for normal comfort (in LESSOR's reasonable judgement) from 7:00 A.M. to 6:00 P.M. weekdays, legal holidays excepted, and from 8:00 A.M. to 1:00 P.M. Saturdays.

               iv) Hot and cold running water from the regular building outlets for lavatories, restrooms, and for drinking purposes.

                v) Sewer service to the extent required for LESSEE's use of the LEASED PREMISES for ordinary office purposes.

               vi) Passenger elevator service in common with other tenants to be provided by operator-less automatic elevators. LESSOR reserves the right to reasonably stipulate which elevators LESSEE may utilize for passenger service. LESSOR may further stipulate which elevators may be used for freight purposes and may restrict the hours during which said elevators may be so used.

              vii) Permits which will provide the use of non-reserved employee parking spaces, not to exceed one permit for every 300 square feet of "Usable Area" within the LEASED PREMISES. LESSOR shall keep and maintain the parking lots and all driveways leading thereto in good condition and repair, and free from any unreasonable accumulation of snow.

             viii) Maintenance of the roof, building exterior, structural system, the plumbing and electrical systems exterior to the LEASED PREMISES, the HVAC system both interior and exterior to the LEASED PREMISES, and the common areas of the building of which the LEASED PREMISES are a part in a good, clean, operable and orderly condition.

               ix) Guard service or security in or about the building which contains the LEASED PREMISES, provided however that the LESSOR may, at its sole discretion, eliminate either or both of these services at any time without obligation and with no reduction in the rent payable by LESSEE hereunder.

                x) Conference rooms for the use, from time to time on a first come, first served advance registration basis, by LESSEE. Notwithstanding the foregoing, LESSOR reserves the right to charge LESSEE for any extraordinary cleaning costs resulting from LESSEE's use of such conference rooms, or for any damages resulting from such use. Further, LESSOR reserves the right to restrict the LESSEE's use of such rooms, should said use by LESSEE become excessive in the reasonable opinion of LESSOR.

7.2 No interruption in, or temporary stoppage of, any of the aforesaid services caused by repairs, renewals, improvements, alterations, normal breakdowns, strikes, lockouts, labor controversy, accidents, fire, inability to obtain fuel or supplies, or other causes beyond the reasonable control of LESSOR shall be deemed an eviction or disturbance of LESSEE's use and possession, or render LESSOR liable for damages, by abatement of rent or otherwise or relieve LESSEE from any obligation set forth herein.

                               ARTICLE VIII

                  OPTIONAL SERVICES NOT INCLUDED IN RENT

8.1 The LESSOR intends, but does not guarantee, to provide certain optional services to LESSEE. The LESSEE shall be charged only for its actual use of these services, which use shall be at LESSEE's sole option. These services may include the use of:

      A.    LESSOR's Rolm telecommunications system.

                                ARTICLE IX

                             REPAIRS BY LESSEE

9.1 LESSEE shall, at its sole expense and at all times during the term of this Lease, keep the LEASED PREMISES in good order, condition, and repair.

9.2 All electric lighting bulbs, tubes, ballasts, and starters shall be replaced, when necessary, by LESSOR at the expense of LESSEE.

9.3 To the extent that LESSOR, its agents or employees, should do maintenance for LESSEE which is the responsibility of LESSEE, or should pay bills incurred by LESSEE, the charges therefore shall be due LESSOR, as additional rent, within ten (10) days of the date on which LESSOR invoices in writing for such charges.

                                 ARTICLE X

           MODIFICATIONS AND ALTERATIONS TO THE LEASED PREMISES

10.1 No modifications or alterations to the LEASED PREMISES shall be allowed without the prior written consent of LESSOR. LESSOR reserves the right to require copies of working drawings and specifications for any modifications or alterations, which working drawings and specifications shall be prepared in a professional manner. LESSOR may also require the posting of a bond by LESSEE in the amount of one and one-half (1-1/2) times the cost of the modifications or alterations, as estimated by LESSOR, guaranteeing payment for same.

10.2 LESSEE shall keep the LEASED PREMISES and other property of LESSOR free from liens at all times, and shall promptly discharge any liens which are placed against LESSOR's property as a result of LESSEE's actions.

                                ARTICLE XI

                           DESTRUCTION OR DAMAGE

11.1 If the building of which the LEASED PREMISES is a part is damaged or destroyed to the extent that the cost to repair is, in the reasonable estimate of LESSOR, 25% or less of the then replacement cost of said building, LESSOR shall promptly repair said building. Should said damage exceed 25% of the then replacement cost of said building, LESSOR may elect to either promptly repair same or, by written notice to LESSEE given within ten (10) days of the date of such damage or destruction, terminate this Lease. If LESSOR elects to repair said building, this Lease shall remain in full force and effect only if, in the reasonable opinion of LESSOR, the repairs can be made within six (6) months following the date of damage or destruction. If this Lease remains in full force and effect, the rent on the LEASED PREMISES shall abate to the extent that they are not usable by LESSEE. Should this Lease be terminated by LESSOR, the rent shall abate from the date of damage or destruction.

                                ARTICLE XII

                               CONDEMNATION

12.1 If all of the LEASED PREMISES, or such portion thereof as will make the LEASED PREMISES unusable for the purpose herein leased, be condemned by any legally constituted authority for public use or purpose, then the term of this Lease shall end on the date of taking, and the rent payable hereunder shall be prorated to said date. Any compensation payable for said taking shall be paid to LESSOR except for any portion thereof which may be specifically awarded to LESSEE for its relocation costs.

                               ARTICLE XIII

                         PROPERTY DAMAGE INSURANCE

13.1 LESSOR will obtain fire and extended coverage insurance on the building and LESSOR's personalty contained therein. LESSEE will obtain insurance coverage on all of its personalty, trade fixtures, or any leasehold improvements which it may install on the LEASED PREMISES. LESSOR and LESSEE hereby waive all rights or subrogation by any insurance company issuing policies carried by either LESSOR or LESSEE with respect to the LESSOR's building, fixtures, personal property or leasehold improvements or to LESSEE's personal property, trade fixtures or leasehold improvements.

13.2 If LESSEE does or permits anything to be done which increases the cost of LESSOR's insurance on the building of which the LEASED PREMISES is a part, the LESSEE shall, within ten (10) days of the posting of LESSOR's written demand therefor, reimburse LESSOR for such increased premiums.

                                ARTICLE XIV

                            LIABILITY INSURANCE

14.1 LESSEE shall maintain a policy of public liability insurance in an amount not less than one million dollars ($1,000,000) per occurrence throughout the term of this Lease. A certificate indicating the existence of such liability insurance and naming LESSOR as an additional insured shall be furnished to LESSOR prior to the commencement date of this Lease. It shall provide that said insurance policy shall not be canceled during the term of this Lease without ten (10) days advance written notice to LESSOR.

14.2 The liability insurance coverage required herein shall insure performance by LESSEE of the indemnity provisions contained in ARTICLE XV. The limits of said insurance shall not, however, limit the liability of LESSEE hereunder.

                                ARTICLE XV

                                 INDEMNITY

15.1 LESSEE shall indemnify and hold LESSOR harmless from and against all claims for injuries to persons or damages to property arising out of LESSEE's use or occupancy of the LEASED PREMISES or areas appurtenant thereto, except to the extent to which such injuries or damages result from the negligence of LESSOR or his agents. Said indemnification shall extend to all costs incurred by LESSOR in defending itself against such claims, including attorney's fees and court costs.

                                ARTICLE XVI

                    EXEMPTION OF LESSOR FROM LIABILITY

16.1 LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE's business or any loss of income therefrom or for damage to or the theft of the goods, wares, merchandise or other property of LESSEE, LESSEE's employees, invitees, customers, or any other person in or about the LEASED PREMISES, nor shall LESSOR be liable for injury to the person of LESSEE, LESSEE's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures, windows, or from any other cause, whether the said damage or injury results from conditions arising upon the LEASED PREMISES or upon other portions of the building of which the LEASED PREMISES are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSEE. Notwithstanding the foregoing, the LESSOR shall be liable for injuries or damages resulting from the negligence of LESSOR or its agents. LESSOR shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the LEASE PREMISES are located.

                               ARTICLE XVII

                                    USE

17.1 The LEASED PREMISES shall be used and occupied only for business office purposes and for no other purpose.

                               ARTICLE XVIII

                      COMPLIANCE WITH LAWS AND RULES

18.1 LESSOR shall comply, at its sole expense, with all applicable statutes, ordinances, rules, codes, regulations and orders which govern the use of the building of which the LEASED PREMISES are a part for ordinary and usual business office purposes.

18.2 LESSEE shall promptly comply, at its sole expense, with all applicable statutes, ordinances, rules, codes, regulations and orders which apply to the LESSEE's use of the LEASED PREMISES, to the extent that said use does not constitute ordinary and usual business office purposes.

18.3 LESSEE shall promptly comply with all rules and regulations of LESSOR, the current form of which is attached to this LEASE as Exhibit B. LESSOR shall have the right to amend or supplement the Rules and Regulations from time to time provided the same do not discriminate against LESSEE and apply to all tenants in general. LESSOR agrees to give LESSEE at least ten (10) days notice of any changes to the Rules and Regulations.

                                ARTICLE XIX

                             SECURITY DEPOSIT

19.1 LESSEE shall deposit with LESSOR upon execution hereof the security deposit stipulated in ITEM E of ARTICLE I hereto, as security for LESSEE'S faithful performance of its obligations hereunder. If LESSEE fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, LESSOR may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which LESSOR may become obligated by reason of LESSEE's default, or to compensate LESSOR for any loss or damage which LESSOR may suffer thereby. IF LESSOR so uses or applies all or any portion of said deposit, LESSEE shall within ten (10) days after written demand therefore deposit cash with LESSOR in an amount sufficient to restore said deposit to the full amount called for herein, and LESSEE's failure to do so shall be a material breach of this Lease. If LESSEE performs all of LESSEE's obligations hereunder, said deposit, or so much thereof as has not been previously applied by LESSOR, shall be returned, without payment of interest for its use, to LESSEE (or, at LESSOR's option, to the last assigns, if any, of LESSEE's interest hereunder) at the expiration of the term hereof, and after LESSEE has vacated the LEASED PREMISES. The security deposit may be retained by LESSOR with its general funds.

                                ARTICLE XX

                         RIGHTS RESERVED BY LESSOR

20.1 LESSOR reserves the following rights exercisable without notice and without liability to LESSEE and without effecting an eviction, constructive or actual, or disturbance of LESSEE's use or possession, or giving rise to any claim for setoff or abatement of rent:

      A. To control the design, installation, and location of any signs which LESSEE may wish to place on or about the LEASED PREMISES, and to require that tenant identification signage conform to a standard sign plan which LESSOR may establish. In no event shall LESSEE utilize any signage which is visible to the exterior of the building of which the LEASED PREMISES is a part.

      B. To retain at all times and to use in appropriate instances keys to all doors within and into the LEASED PREMISES. No locks shall be changed without the prior written consent of LESSOR.

      C. To make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the LEASED PREMISES, or any part thereof, and for such purpose to enter upon the LEASED PREMISES, and during the continuation of any said work, to temporarily close doors, entryways, and corridors in the LEASED PREMISES and to interrupt or temporarily suspend services and facilities. Unless warranted by an emergency situation, such repairs or suspensions shall not unreasonably interfere with LESSEE's ability to conduct its normal business operations.

      D. LESSOR may require that all persons who enter or leave the West Allis Center (hereinafter called the "CENTER") identify themselves to guards by pass, parking permit or otherwise, and LESSOR may take such other measures as it deems reasonably necessary for the safety and security of the CENTER. Nothing contained herein shall, however, make LESSOR responsible in any way for the security of LESSEE, its employees, agents, or invitees, or any property thereof. LESSOR shall be under no obligation to maintain perimeter security or guards at the CENTER.

      E. To control or prohibit the storage of explosive or inflammable materials in or about the LEASED PREMISES. LESSEE agrees to promptly cease and correct any practice which constitutes a fire or safety hazard in the opinion of LESSOR, LESSOR's property insurance underwriter or its authorized agents, or any governmental authority responsible for building and/or fire code enforcement. LESSEE agrees to make the LEASED PREMISES available for inspection by said parties at all times. LESSEE shall not bring into the LEASED PREMISES or the building of which it is a part gasoline, explosives, or other highly flammable or volatile materials.

      F. To control the storage or placement of heavy objects on all structural floors within the LEASED PREMISES. LESSEE agrees not to exceed the load limitations of any structural floors or elevators within the LEASED PREMISES.

      G. To prohibit any advertising by LESSEE which in LESSOR's reasonable opinion impairs the reputation or desirability of the CENTER as an industrial and commercial center. Upon written notice from LESSOR of such objections, LESSEE shall promptly discontinue such advertising.
LESSEE agrees that it shall not conduct any advertising or publicity campaign which will so impair the reputation or desirability of the CENTER.

      H. To enforce by eviction or other means that the LEASED PREMISES not be used for lodging or for any immoral or illegal purpose.

      I. To tow away or remove, at the expense of the owner, any vehicle or other object which is improperly parked or stored, or placed in a drive, fire lane, or no parking zone. All vehicles shall be parked at the sole risk of the owner, and LESSOR assumes no responsibility for any damage to or loss of vehicles.

      J. To designate, limit, restrict, control and modify any service in or to the building of which the LEASED PREMISES is a part, and any common areas relating to such building, provided that LESSOR shall enforce its rights hereunder uniformly on LESSEE and all other tenants.

      K. To enforce by eviction; by the termination of heat, electric, or water service to the LEASED PREMISES; or other means, its requirement that LESSEE not commit waste with respect to any utilities which are furnished by LESSOR. All exterior doors and windows shall be kept closed during the heating and air conditioning seasons, and water faucets and fountains should be turned off when not in use.

      L. To enter the LEASED PREMISES at reasonable times for the purpose of inspecting same, showing same to prospective purchasers, lenders, lessees, insurance inspectors, or governmental authorities. LESSOR may, during the last 90 days of the term hereof place on or about the LEASED PREMISES any "For Lease" signs, all without rebate of rent or liability to LESSEE.

      M. To restrict or prohibit LESSEE's ability to conduct, either voluntarily or involuntarily, any auction upon the LEASED PREMISES. LESSEE shall obtain LESSOR's advance written consent prior to conducting any auction upon the LEASED PREMISES.

      N. To enforce such other reasonable rules and regulations which LESSOR or its agent may, from time to time, adopt. Written notice of such rules and regulations may be given to LESSEE at any time.

                                ARTICLE XXI

                                  DEFAULT

21.1 Any of the following events shall constitute a default and breach of this Lease by LESSEE:

      A. The vacating or abandonment of the LEASED PREMISES by LESSEE during the term of this Lease.

      B. The failure of LESSEE to make any payment of rent or any other payment required to be made by LESSEE hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after written notice thereof from LESSOR to LESSEE.

      C. The failure by LESSEE to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by LESSEE, other than described in Paragraph 21.1B above, where such failure shall continue for a period of thirty (30) days after written notice thereof from LESSOR to LESSEE; provided, however, that if the nature of LESSEE's default cannot be cured by the payment of money and is such that more than thirty (30) days are reasonably required for its cure, then LESSEE shall not be deemed to be in default if LESSEE commenced such cure within said 30-day period and thereafter diligently proceeds to complete such cure.

      D. (i) The making by LESSEE of any general arrangement or assignment for the benefit of creditors; (ii) LESSEE becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against LESSEE, the same is dismissed within sixty
(60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of LESSEE's assets located at the LEASED PREMISES or of LESSEE's interest in this Lease, where possession is not restored to LESSEE within thirty (30) days; or (iv) the attachment, execution, or other judicial seizure of substantially all of LESSEE's assets located at the LEASED PREMISES or of LESSEE's interest in this Lease, where such seizure is not discharged within thirty (30) days. Notwithstanding the foregoing, should any provision of the Paragraph 21.1D be contrary to any applicable law, such provision shall be of no force or effect.

      E. The discovery of LESSOR that any financial statement given to LESSOR by LESSEE, any assignee of LESSEE, any subtenant of LESSEE, any successor in interest of LESSEE or any guarantor of LESSEE's obligation hereunder, and any of them was materially false.

21.2 In the event of any such default or breach by LESSEE, LESSOR may at any time thereafter, with or without notice or demand and without limiting LESSOR in the exercise of any right or remedy which LESSOR may have by reason of such default or breach:

      (i) Terminate LESSEE's right to possession of the LEASED PREMISES by any lawful means, in which case this Lease shall terminate and LESSEE shall immediately surrender possession of the LEASED PREMISES to LESSOR.
In such event, LESSOR shall be entitled to recover from LESSEE all damages incurred by LESSOR by reason of LESSEE's default including, but not limited to, the cost of recovering possession of the LEASED PREMISES; expenses of reletting, including necessary renovation and alteration of the LEASED PREMISES, reasonable attorney's fees, and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that LESSEE proves could be reasonably avoided.

      (ii) Maintain LESSEE's right to possession in which case this Lease shall continue in effect whether or not LESSEE shall have abandoned the LEASED PREMISES. In such event, LESSOR shall be entitled to enforce all of LESSOR's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

      (iii) Pursue any other remedy now or hereafter available to LESSOR under the laws or judicial decisions of the state wherein the LEASED PREMISES is located. Unpaid installments of rent and other unpaid monetary obligations of LESSEE under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

21.3 LESSOR shall not be in default unless LESSOR fails to perform obligations required of LESSOR within a reasonable time, but in no event later than thirty (30) days after written notice by LESSEE to LESSOR specifying wherein LESSOR has failed to perform such obligation; provided, however, that if the nature of LESSOR's obligation is such that more than thirty (30) days are required for performance then LESSOR shall not be in default if LESSOR commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

                               ARTICLE XXII

                         ASSIGNMENT AND SUBLETTING

22.1 LESSEE shall not assign, sublet, transfer or mortgage this lease, nor shall any assignment occur by operation of law, without the LESSOR's advance written consent.

22.2 Regardless of LESSOR's consent, no subletting or assignment shall release LESSEE from its obligation to pay the rent or perform all the LESSEE's other obligations under this Lease. The acceptance of rent by LESSOR from any other person shall not be deemed to be a waiver by LESSOR of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of LESSEE or successor of LESSEE, LESSOR may proceed directly against LESSEE without the necessity of exhausting remedies against said assignee.

                               ARTICLE XXIII

                           ESTOPPEL CERTIFICATE

23.1 LESSEE shall, within ten (10) days of the date of LESSOR's written request, execute and deliver to LESSOR a statement in writing (i) certifying that the lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to LESSEE's knowledge, any uncured defaults on the part of LESSOR hereunder, or specifying such defaults if any are claimed.

                               ARTICLE XXIV

                            LESSOR'S LIABILITY

24.1 The term "LESSOR" as used herein shall mean only the owner or owners at the time in question of the fee title or of LESSEE's interest in a ground lease of the LEASED PREMISES, and in the event of any transfer of such title or interest, LESSOR herein named, or any subsequent LESSOR who later transfers the LEASED PREMISES shall be relieved from and after the date of such transfer of all liability with respect to "LESSOR's" obligations thereafter to be performed, providing that any prepaid rent, expenses, or security deposit in the hands of the then LESSOR, shall be delivered to the grantee.

                                ARTICLE XXV

                         LESSOR'S RIGHT TO CONVEY

25.1 LESSOR reserves the right at all times to sell or convey all or part of the property of which the LEASED PREMISES is a part. Such conveyance by LESSOR shall in no way relieve LESSEE of its rights or obligations under this Lease.

                               ARTICLE XXVI

                               SEVERABILITY

26.1 The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

                               ARTICLE XXVII

                              TIME OF ESSENCE

27.1 Time is of the essence with respect to the payment of rent hereunder, and with respect to all other terms and provisions of this Lease.

                   <STRIKEOUT>ARTICLE XXVIII<strikeout>

                  <STRIKEOUT>RIGHT TO RELOCATE<strikeout>
<STRIKEOUT>
28.1 The LESSOR hereby retains the right to relocate LESSEE, at LESSOR's sole expense, to another office suite within the building of which the LEASED PREMISES is a part, provided that such substitute office suite is, in the reasonable opinion of LESSOR, equal to or larger in area, of similar layout, and is of reasonably comparable or better quality, than the original LEASED PREMISES.<strikeout>

                               ARTICLE XXIX

               INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS

29.1 This Lease contains all agreements of the parties hereto with respect to any matter mentioned herein. No prior agreement or understanding between LESSEE and any employee or agent of LESSOR with respect to any such matter shall be effective.

                                ARTICLE XXX

                                  NOTICE

30.1 Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given on the day immediately following the date same is deposited in the U.S. mail, postage prepaid and registered or certified, and addressed as provided under Item F of ARTICLE I hereto (or to such other address as either party hereto may, from time to time, stipulate by written notice to the other party).

                               ARTICLE XXXI

                                  WAIVERS

31.1 No waiver by LESSOR of any provision of this Lease shall be deemed a waiver of any other provision hereof or of any subsequent breach by LESSEE of the same or any other provision. LESSOR's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of LESSOR's consent to or approval of any subsequent act of LESSEE. The acceptance of rent hereunder by LESSOR shall not be a waiver of any preceding breach by LESSEE of any provision hereof, other than the failure of LESSEE to pay the particular rent so accepted.

                               ARTICLE XXXII

                                POSSESSION

32.1 Any occupancy of the LEASED PREMISES by LESSEE shall subject LESSEE to all of the terms and conditions of the Lease, regardless of whether the term of this Lease has yet commenced.

32.2 If LESSOR shall be unable to give possession of the LEASED PREMISES on the date of the commencement of the term because of the refusal of a previous tenant to vacate the LEASED PREMISES, because LESSOR's remodeling of the LEASED PREMISES has not been sufficiently completed, or for any other reason, LESSOR shall not be subject to any claims, damages or liabilities for the failure to give possession on said date. Under said circumstances, the rent reserved and covenant to pay same shall not commence until the earlier of either the date on which possession of the LEASED PREMISES is given to LESSEE, or the date on which the LEASED PREMISES are available for occupancy by LESSEE, provided LESSOR has given LESSEE three (3) day's advance written notice of their availability. Failure to give possession on the date of commencement of the term shall in no way affect the validity of this Lease or the obligations of LESSEE hereunder, nor shall the same be construed in any way to extend the expiration date of the term. Further, the commencement date of the term of this Lease and LESSEE's obligation to pay rent hereunder shall not be delayed due to LESSEE's failure to complete any remodeling work which LESSEE may be responsible for.

32.3 By taking possession of the LEASED PREMISES, the LESSEE accepts it in its then-existing condition provided, however, that LESSOR shall correct any reasonable problems which LESSEE gives LESSOR notice of in writing within seven (7) days following the date possession is taken.

                              ARTICLE XXXIII

                           SURRENDER OF PREMISES

33.1 On the last day of the term of this Lease, or on the sooner termination thereof, LESSEE shall peaceably surrender the LEASED PREMISES in good condition and repair, ordinary wear and tear excepted, consistent with LESSEE's duty to make repairs as provided. On or before the last day of the term of this Lease, or the sooner termination thereof, LESSEE shall, at its expense, remove all of its trade fixtures, furniture, and equipment from the LEASED PREMISES, and all property not removed shall be deemed abandoned. LESSEE shall promptly reimburse LESSOR for any expenses incurred by LESSOR with respect to removal or storage of abandoned property and with respect to restoring the LEASED PREMISES to good order, condition and repair. At the option of LESSOR, exercised by written notice to LESSEE not later than twenty-one (21) days prior to the last day of the term of this Lease or sooner termination thereof, any alterations, additions and fixtures, other than LESSEE's trade fixtures and equipment, which have been made or installed by LESSEE on the LEASED PREMISES in connection with this Lease, shall be removed by LESSEE at its expense. If such notice is not given by LESSOR, said alterations, additions and fixtures shall remain the LESSOR's property, and shall be surrendered with the LEASED PREMISES as a part thereof.

33.2 If the LEASED PREMISES are not surrendered at the end of the lease term or sooner termination thereof, the continued occupancy by LESSEE shall be a tenancy from month to month, subject to all the terms and provisions of this Lease excepting (i) rights of first refusal or renewal, if any, granted hereunder, and (ii) that the monthly rent for each month of occupancy following the expiration or sooner termination of this Lease shall be two hundred percent (200%) of the BASE MONTHLY RENT for the last full month of the term of this Lease. Further, LESSEE shall indemnify LESSOR against any loss or liability resulting from delay by LESSEE in surrendering the LEASED PREMISES including, without limitation, claims made by succeeding tenants founded on such delay and any attorney's fees resulting therefrom.

                               ARTICLE XXXIV

                            CUMULATIVE REMEDIES

34.1 No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

                               ARTICLE XXXV

                              BINDING EFFECT

35.1 Subject to any provisions hereof restricting assignment or subletting by LESSEE, and subject to the provisions of ARTICLE XXIV hereof, this Lease shall bind the parties hereto, their personal representatives, successors and assigns.

                               ARTICLE XXXVI

                               CHOICE OF LAW

36.1  This Lease shall be governed by the laws of the state of Wisconsin.

                              ARTICLE XXXVII

                               SUBORDINATION

37.1 This Lease, at LESSOR's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the LEASED PREMISES is a part and to any and all advances made on the security hereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, LESSEE's right to quiet possession of the LEASED PREMISES shall not be disturbed if LESSEE is not in default and so long as LESSEE shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to LESSEE, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

37.2 LESSEE agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. LESSEE's failure to execute such documents within 10 days after written demand shall constitute a material default by LESSEE hereunder, or, at LESSOR's option, LESSOR shall execute such documents on behalf of LESSEE as LESSEE's attorney-in-fact. LESSEE does hereby make, constitute, and irrevocably appoint LESSOR as LESSEE's attorney-in-fact and in LESSEE's name, place and stead, to execute such documents in accordance with this Paragraph 37.2.

                              ARTICLE XXXVIII

                              ATTORNEY'S FEES

38.1 If either party to this Lease brings an action to enforce the terms hereof, the prevailing party in such action shall be entitled to the prompt reimbursement of its reasonable attorney's fees from the losing party.

                               ARTICLE XXXIX

                             QUIET POSSESSION

39.1 Upon LESSEE paying the rent for the LEASED PREMISES and observing and performing all of the covenants, conditions and provisions on LESSEE's part to be observed and performed hereunder, LESSEE shall have quiet possession of the LEASED PREMISES for the entire term hereof subject to all of the provisions of this LEASE.

                                ARTICLE XL

                                 AUTHORITY

40.1 If LESSEE is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If LESSEE is a corporation, trust or partnership, LESSEE shall, concurrent with its execution of this Lease, deliver to LESSOR evidence of such authority satisfactory to LESSOR.

40.2 The individuals executing this Lease on behalf of LESSOR represent and warrant to LESSEE that they are fully authorized and legally capable of executing this Lease on behalf of LESSOR and that such execution is binding upon all parties holding an ownership interest in the LEASED PREMISES.

                                ARTICLE XLI

                                 ADDENDUM

41.1 Attached hereto is an addendum or addenda containing Article(s) XLII, XLIII and XLIV which constitute (s) a part of this Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.


1126 West Allis Operating Associates,
 Limited Partnership (LESSOR)             Merge Technologies, Inc. (LESSEE)

By: /s/ Rudolph C. Borchardt              By: /s/ Colleen M. Doan

Title: Manager of Tenant                  Title:  Chief Financial Officer
        Leasing & Tenant Services

                              ADDENDUM NO. 1

To Lease dated January 30, 1998, by and between 1126 West Allis Operating Associates, Limited Partnership as LESSOR and Merge Technologies, Inc. as Lessee.

                               ARTICLE XLII

                           BROKERAGE COMMISSION

42.1 LESSOR represents and warrants to LESSEE that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commission or other like payment in connection with this Lease or the transactions contemplated hereby and LESSOR agrees to indemnify and hold LESSEE harmless against and in respect of any such obligation and liability based in any way upon agreements, arrangements or understandings made or claimed to have been made by LESSOR with any third person. Similarly, LESSEE represents and warrants to LESSOR that it has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commission or other like payment in connection with this Lease or the transactions contemplated hereby and LESSEE agrees to indemnify and hold LESSOR harmless against and in respect of any such obligation and liability based in any way upon agreements, arrangements or understandings made or claimed to have been made by LESSEE with any third person.

                               ARTICLE XLIII

LEASE RENTAL CALCULATIONS

43.1 The following represents the method of calculation and amount of lease rental to be applied to the term of this Lease.

            Year One    $38,566.00 per Year           $3,213.00 per Month
            Year Two    $39,690.00 per Year           $3,307.50 per Month
            Year Three  $40,824.00 per Year           $3,402.00 per Month
            Year Four   $41,958.00 per Year           $3,496.50 per Month
            Year Five   $43,092.00 per Year           $3,591.00 per Month
            Year Six    $44,226.00 per Year           $3,685.50 per Month
            Year Seven  $26,460.00 per Year           $3,780.00 per Month

                               ARTICLE XLIV

                          LEASEHOLD IMPROVEMENTS

44.1 LESSOR shall provide LESSEE with the following Leasehold Improvements at no additional costs to LESSEE beyond the monthly rent as shown in
Article I.D:

      A.    Steel stud and drywall work to including the following:
            1) Insulated partition built through new ceiling grid at North wall only.
            2)    Infill of existing south corridor door.
            3) Installation of new drywall header at exposed stair corridor
            4) Patching or covering of existing walls including areas affected by existing wall demolition.
            5)    All walls taped and finished.

      B. Acoustical work of new 2x4 tile to match existing Merge second floor and standard grid.

      C.    Floor covering to include the following:
            1)    New carpeting furnished and installed.
            2)    Merge anti-static standard.
            3)    Vinyl base at all new and existing walls.

      D. Painting to include the following and to match existing Merge style:
            1)    Two coats of latex on all drywall.
            2)    Enamel painting on hollow metal door frames.
            3)    Two coats of latex paint on all exposed duct work.
            4)    Two coats dark green on cement pillars.

      E. Remodeling of existing heating, ventilating and air conditioning and balancing air flow between existing and new space.

      F.    Electrical work to include the following:
            1) Six duplex outlets plus additional outlets to be determined at later date.
            2)    Single pole light switch at each entrance (three).
            3)    32 2x4 parabolic lens installed in existing frames.
            4) Flourescent lighting to match existing Merge requirements.

      G.    Three new mini blinds at new exterior windows.

      H.    Sandblasting of brick wall along the exterior wall.

      I. Two new steel hand rails to match existing Merge style at existing ramp.

      J.    Three new exterior windows to match existing Merge style.

                                 EXHIBIT B

                           RULES AND REGULATIONS

 1. The West Allis Center building shall be open from 7:00 A.M. to 10:00 P.M., Monday through Friday. On Saturdays, the East Lobby of the building only, shall be open from 7:00 A.M. to 5:00 P.M. The building will be locked during all other hours, including Sundays and holidays. Entry can be made with building key provided to all tenants.

      Lessor may at all times control entry to and departures from the building (through a security officer or employee in charge, should lessor so choose), and (a) persons may enter the building only with permission;
(b) persons entering or departing from the building may be questioned as to their business in the building and the right is reserved to require the use of an identification card and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the building and its lessees; (c) all entries into and departures from the building will take place through such one or more entrances as lessor shall from time to time designate.

 2. Movement in or out of the building of furniture, office equipment, or other bulky materials, or movement through the building entrances or lobby shall be restricted to hours designated by lessor. All such movements, shall be under supervision of lessor and in the manner agreed between lessee and lessor by prearrangement before performance. Such prearrangement initiated by lessee will include determination by lessor and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or lessor it damaged or injured as a result of acts in connection with carrying out this service for lessee from time of entering property to completion of work; and lessor shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for lessee and lessee hereby agrees to indemnify and hold harmless lessor from and against any such damage, injury, or loss, including attorney's fees.

 3. Lessee shall be entitled to have its name displayed on the directory of the building, but the design and type of such display, the location of the directory, and the allocation of space on the directory shall be determined by the lessor in its sole discretion. Any additional names requested by lessee to be displayed on the directory must by approved by lessor and, if approved, will be provided at the sole expense of lessee. Lessee shall not, without lessor's prior written consent, install, affix or use (a) any signs, lettering or advertising media of any kind, blinds, shades, curtains, draperies or similar items on the exterior of the leased premises or in the interior of the leased premises in such a manner as shall be visible from outside the leased premises, or (b) any awnings, radio or television antennae or any other object or equipment of any nature whatsoever on the exterior of the leased premises. No symbol, mark, design, or insignia adopted by lessor for use in connection with the building shall be used by lessee without the prior written consent of lessor. Lessee shall not refer to the building by any name other than that designated by lessor from time to time and lessee may use such designated name solely for the address of its business. All rights to and use of the exterior walls of the leased premises and roof of the building are reserved to lessor.

 4. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside (including signs visible from windows) or inside of the building premises.

 5. Lessor reserves the right to exclude or eject from the building all solicitors, canvassers and peddlers, or any person who, in the reasonable judgment of lessor's security officer or employee in charge, is under the influence of liquor or drugs, or any person who shall in any manner do any illegal act or any act in violation of any of the Rules and Regulations of the Building.

 6. All deliveries and shipments to and from the West Allis Center are to be made via the loading dock or compactor area located on the east side of the building.

 7. All common areas are to remain smoke free. Smoking by lessees employees and visitors is allowed outside of the building at the compactor area. No smoking allowed outside of the main entrances.

 8. Food and beverage is to be consumed in the vending area first floor, not in other common areas of the building such as lobbies or sitting areas, etc.

 9. Lessee and its employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the building.

10. Lessees shall not use the name of the building for any purpose other than that of the business address of the lessee and shall not use any picture, cut or representation of the building, or any part thereof, without the lessor's prior written consent.

11. In the interest of satisfactory mail delivery, all inbound mail will include the lessee's company name, street address and suite number.

12. If lessor, by a notice in writing to lessee, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the leased premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by lessee. No awnings shall be permitted on any part of the leased premises.

13. All entrance doors to each lessee's premises shall be locked when the premises are not in use. Lessor's building manager and personnel shall keep a pass key and be allowed admittance to the premises to cover any emergency or required inspection that may arise. Lessees shall not attach additional locks or similar devices to any interior or exterior door or transom of the premises, change existing locks or make or permit to be made any keys for any door thereof other than those provided by lessor. If more than two keys for one lock are desired by a lessee, lessor will provide them upon payment therefor by the lessee. Each lessee, upon the termination of its tenancy, shall deliver to the lessor all keys of offices, rooms and toilet rooms which shall have been furnished the lessee or which the lessee shall have had made, and in the event of loss of any keys so furnished shall pay the lessor therefor.

      Lessee to provide key to janitorial services organization if they wish to use their services.

14. Lessee assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the leased premises closed. Lessor will not be responsible for lost or stolen personal property, equipment, money, or jewelry from lessee's area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.

15. No portion of lessee's area or any other part of the building shall at any time be used or occupied as sleeping or lodging quarters.

16. No vending machines of any description shall be installed, maintained or operated in any part of the building without the written consent of lessor.

17. Lessee shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the leased premises, or permit or suffer the leased premises to be occupied or used in a manner offensive or objectionable to lessor or other occupants of the building by reasons of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the building. Lessee shall not place or install any antennae or aerials or similar devices outside of the leased premises.

18. If lessee desires telephone or telegraph connections or alarm systems, lessor will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from lessor.

19. Lessee shall give prompt notice to lessor of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

20. Lessee will refer all contractors, contractor's representatives and installation technicians, rendering any service to lessee to lessor for lessor's supervision approval, and control before performance of any contractual service. This provision shall apply to all work performed in the building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building.

21. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the lessee who, or whose clerk, agents, servants, or visitors, shall have caused it.

22. Any wallpaper or vinyl fabric materials which lessee may install on painted walls shall be applied with a stripable adhesive. The use of nonstripable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by lessor at lessee's expense.

23. Lessor reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the building, and for the preservation of good order therein.